Exhibit 10.1

HARDINGE INC.

CASH INCENTIVE PLAN

(Effective January 1, 2005)

1.                                      Objectives.

The Hardinge Inc. Cash Incentive Plan (the “Plan”) is designed to retain executives and reward them for making major contributions to the success and profitability of the Company.  These objectives are accomplished by making incentive Awards under the Plan.

2.                                      Definitions.

(a)                                  Award—The Award to a Plan participant pursuant to terms and conditions of the Plan.

(b)                                 Award Agreement—An agreement between the Company and a participant that sets forth the terms, conditions and limitations applicable to an Award.

(c)                                  Board—The non-management Directors of Hardinge Inc.

(d)                                 Committee—The Compensation Committee of the Board.

(e)                                  Company—Hardinge Inc. (“Hardinge”) and any other corporation in which Hardinge controls, directly or indirectly, fifty percent (50%) or more of the combined voting power of all classes of voting securities.

(f)                                    Executive Officer—Any officer of the Company identified by the Company in its annual report on Form 10-K filed with the Securities and Exchange Commission as an executive officer of the Company.

(g)                                 Target Award—The Award expressed as a percentage of annualized base remuneration, which shall include Retention Bonuses, that may be earned by a participant for achievement of the target level of performance.

3.                                      Eligibility.

Only Executive Officers are eligible for participation in the Plan.

4.                                      Administration.

The Plan shall be administered by the Committee which shall have full power and authority to construe, interpret and administer the Plan.  Each decision of the Committee shall be final, conclusive and binding upon all persons.  No later than ninety (90) days after the start of each calendar year, the Committee shall recommend to the Board and the Board shall finally:  (i) determine which Executive Officers are in positions in which they are likely to make substantial contributions to the Company’s success and therefore participate in the Plan for the year; (ii) set Target Awards for each participant; (iii) establish performance goals and performance goal measures as provided by Section 5; and (iv) establish the terms and conditions of the Award in effect for the year.

5.                                      Performance Goals.

(a)                                  The Committee shall recommend to the Board and the Board shall finally establish performance goals applicable to a particular calendar year no later than ninety (90) days after the start of the year while the outcome of the performance goal is substantially uncertain.

(b)                                 Each performance goal applicable to a year shall identify one or more business criteria that is to be monitored during the year.  Such business criteria include any of the following:

Financial Business Criteria:

Net income

Debt reduction

Stockholder return

Earnings Before Interest Taxes and Depreciation

Net Working Capital

Return on investment

Return on invested capital

Return on equity

Gross operating profit

Return on research and development investment

Margin

Earnings per share

Cash flow

Revenue

Revenue growth

Return on net assets

Profit before tax

Profit after tax

Market capitalization

Total stockholder return

Performance goals based on financial business criteria may be set on a pre tax or after tax basis, may be defined by absolute or relative measures, and may be valued on a growth or fixed basis.

Strategic and Operational Business Criteria:

Quality improvements

Cycle time reductions

Manufacturing improvements and/or efficiencies

Strategic positioning Programs

Business/information systems improvements

Infrastructure support Programs

Human resource programs

New product releases

Market share

Reduction in product returns

Customer satisfaction improvements

Operational and strategic programs

Expense management

New product revenue

Customer programs

Technology development programs

(c)                                  The Committee shall recommend to the Board and the Board shall finally determine the target level of performance that must be achieved with respect to each criteria that is identified in a performance goal in order for a performance goal to be treated as attained.  In establishing the target level, the Board will specify the measures to be used to evaluate performance goal achievement and the weighting of each performance goal.  The Board may also establish minimum threshold and maximum performance criteria and may make Target Awards based on its discretion without precise objective measurements.

(d)                                 The Board may base performance goals on one or more of the foregoing business criteria.  In the event performance goals are based on more than one business criteria, the Board may determine to make Awards upon attainment of the performance goal relating to any one or more of such criteria, provided the performance goals, when established, are stated as alternatives to one another.

(e)                                  At the time the Board sets performance goals, the Board will establish the Target Award for each participant.

6.                                      Awards.

(a)                                  The Committee shall make Awards only in the event the Committee certifies in writing prior to payment of the Award that the performance goal or goals under which the Award is to be paid has or have been attained.

(b)                                 Depending on performance, actual Awards may vary from the Target Award, reflecting the minimum threshold to the maximum performance level of goal achievement.

(c)                                  The Committee in its sole and absolute discretion may reduce but not increase the amount of an Award otherwise payable to a participant upon attainment of the performance goal or goals established for a year.

(d)                                 A participant’s performance must be satisfactory, regardless of Company performance, before he or she may be paid an Award.

(e)                                  In the event the performance goals for a year are attained, the Committee shall grant all or such portion of an Award for the year as has been earned based on performance achievement to any participant who is appointed or promoted to an Executive Officer position covered by this Plan during the year, or whose employment is terminated during the year, or who suffers a permanent disability.

7.                                      Payment of Awards.

Each participant shall be paid the Award in cash as soon as practicable after the Committee has determined that Awards have been earned and are payable.

8.                                      Tax Withholding.

The Company shall have the right to deduct applicable taxes from any Award payment.

9.                                      Amendment, Modification, Suspension or Discontinuance of this Plan.

The Board may amend, modify, suspend or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law.  No amendment, suspension, termination or discontinuance may impair the right of a participant or his or her designated beneficiary to receive any Award accrued prior to the later of the date of adoption or the effective date of such amendment, suspension, termination or discontinuance.  The exercise of the Committee’s discretion as permitted by Section 6(c) shall not be deemed to constitute an amendment or modification subject to the provisions of this Section 9.

10.                               Termination of Employment.

If the employment of a participant terminates, other than pursuant to paragraphs (a) and (b) of this Section 10, all unpaid Awards shall be cancelled immediately, unless the Committee in its discretion determines otherwise.

(a)                                  Retirement—When a participant’s employment terminates as a result of retirement, the participant will receive an Award reflecting performance and actual period of employment during the calendar year of retirement.

(b)                                 Death or Disability of a Participant.

(i)                                     In the event of a participant’s death, the participant’s estate or beneficiaries shall have the right to receive an Award reflecting performance and actual period of employment during the calendar year of death or disability.  Rights to any such outstanding Awards shall pass by will or the laws of descent and distribution in the following order:  (a) to beneficiaries so designated by the participant; if none, then (b) to a legal representative of the participant; if none, then (c) to the persons entitled thereto as determined by a court of competent jurisdiction.  Awards so passing shall be made at such times and in such manner as if the participant were living.

(ii)                                  In the event a participant is disabled, the participant will receive an Award reflecting performance and actual period of employment during the calendar year.  In the event the participant is incapacitated, the Award will be paid to the participant’s authorized legal representative.

(iii)                               After the death or disability of a participant, the Committee may in its sole discretion at any time (a) terminate restrictions in Award Agreements; (b) accelerate any or all Awards; and (c) instruct the Company to pay the total of any accelerated payments in a lump sum to the participant, the participant’s estate, beneficiaries or representative.

(iv)                              In the event of uncertainty as to interpretation of or controversies concerning this paragraph (b) of Section 10, the Committee’s determinations shall be binding and conclusive.

11.                               Cancellation and Rescission of Awards.

Unless the Award Agreement specifies otherwise, the Committee may cancel any unpaid Awards at any time if the participant is not in compliance with all other applicable provisions of the Award Agreement and the Plan.  Awards may also be cancelled if the Committee determines that the participant has at any time engaged in activity harmful to the interest of or in competition with the Company.

12.                               Nonassignability.

No award or any other benefit under the Plan shall be assignable or transferable by the participant during the participant’s lifetime.

13.                               Unfunded Plan.

The Plan shall be unfunded.  Although bookkeeping accounts may be established with respect to participants, any such accounts shall be used merely as a bookkeeping convenience.  The Company shall not be required to segregate any assets for payment under the Plan, nor shall the Plan be construed as providing for such segregation, nor shall the Company nor the Board nor the Committee be deemed to be a trustee of any Award under the Plan.  Any liability of the Company to any participant with respect to an Award under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and any Award Agreement; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company.  Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

14.                               No Right to Continued Employment.

Nothing in this Plan shall confer upon any employee any right to continue in the employ of the Company or shall interfere with or restrict in any way the right of the Company to discharge an employee at any time for any reason whatsoever, with or without good cause.

15.                               Effective Date.

The Plan became effective as of January 1, 2005.  The Board may terminate or suspend the Plan at any time.  No Awards may be made while the Plan is suspended or after it is terminated.